EXHIBIT 4.1

                 FOURTH AMENDMENT TO COMPETITIVE ADVANCE
                 ---------------------------------------
                 AND REVOLVING CREDIT FACILITY AGREEMENT
                 ---------------------------------------

            THIS AMENDMENT is entered into as of October 5, 1995, among CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the banks listed on the signature page of the amendment (the "Banks"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent") and as auction administration agent (in such capacity, the "Auction Administration Agent").

            The Borrower, certain of the Banks, the Agent, and the Auction Administration Agent entered into the Competitive Advance and Revolving Credit Facility Agreement (as renewed, extended, amended, and supplemented, the "Credit Agreement") dated as of February 7, 1992, providing for certain of the Banks to extend credit to the Borrower on a revolving credit basis, not to exceed an aggregate principal amount of $55,000,000. The Borrower and the Banks, the Agent, and the Auction Administration Agent have agreed, upon the following terms and conditions, to amend the Credit Agreement to provide for an increase in the Total Commitment (as defined in the Credit Agreement) to $75,000,000. Accordingly, in consideration of the mutual agreements below, the Borrower and the Banks, the Agent, and the Auction Administration Agent agree as follows:

          1. Certain Definitions. Unless otherwise stated, terms defined in the Credit Agreement have the same meanings when used in this amendment, and all references to "Sections," "Schedules," and "Exhibits" are to sections, schedules, and exhibits of or to the Credit Agreement.

               (a)  The  following   definitions  of  "Designated   Lender"  and
          "Designation Agreement" are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

                    "Designated  Lender"  means a  special  purpose  corporation which is an Affiliate of a Bank, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") that, in either case, (i) is organized under the laws of the United States or any state thereof, (ii) shall have become a party to this Agreement pursuant to Section 9.20(d) and (iii) is not otherwise a Bank.

                    "Designation   Agreement"  means  a  designation   agreement
               entered into by a Bank (other than a Designated Lender), a Designated Lender, and the Borrower, and accepted by the Agent and the Auction Administration Agent, in substantially the form of Exhibit G hereto.

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               (b) The  definition of "Banks" in the Credit  Agreement is hereby amended in its entirety to read as follows:

                    "Banks" means those banks  signatory  hereto and other banks and financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement, and, except when used in reference to a Committed Loan, a Committed Borrowing, a Committed Note, the Commitment of any Bank or a related term, each Designated Lender.

          2. Schedule 1. Schedule 1 to the Credit Agreement is amended in its entirety to be in the form of Schedule I to this amendment.

          3. Notes. Exhibits D-1 and D-2 are replaced in their respective entireties with, and each reference in the Credit Agreement to those exhibits shall be respectively to, Exhibits D-1 and D-2 attached to this amendment.

          4. CD Loans. Effective immediately, CD Loans shall no longer be available under the terms of the Agreement.

          5. Margin. The definition of "Margin" is hereby amended in its entirety to read as follows:

               "Margin" means,

                    (a) as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Loan; and

                    (b) as to any Committed Loan which is a Eurodollar  Loan the following percentages in the following contexts:

               --------------------------------------------------
                Borrower's Senior Unsecured
                Long-Termn Debt as Rated by          Margin
                Standard & Poors Corporation
                ==================================================
                       AA- or better            14 basis points
                --------------------------------------------------
                         A or A+                17 basis points
                --------------------------------------------------
                        BBB+ or A-              21 basis points
                --------------------------------------------------
                           BBB                  28 basis points
                --------------------------------------------------
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                       BBB- or below            31.5 basis points
                ==================================================

          6. Termination Date. The definition of "Termination Date" is hereby amended in its entirety to read as follows:

               "Termination Date" means, at any time, August 31, 2000, or the earlier date of termination in whole of the Total Commitment pursuant to Section 2.6.

          7. Commitments. Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

              2.1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans ("Committed Loans") to the Borrower, at any time and from time to time on and after the date hereof and until the Termination Date. Notwithstanding the foregoing, (a) the aggregate principal amount of all Committed Loans of a Bank shall not exceed at any time outstanding such Bank's Commitment and (b) the Commitment of a Bank which makes a Competitive Loan and the Total Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Loans then outstanding from such Bank (such deemed use of such Bank's Commitment and the Total Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (B) the Total Commitment and (ii) the principal amount of Committed Loans to be made by a Bank pursuant to a Committed Borrowing (whether pursuant to Section 2.3 or as part of a refinancing under Section 2.4) shall equal the product of (x) the percentage which its Commitment (after a Competitive Reduction for its Competitive Loans outstanding) represents of the Total Commitment (after a Competitive Reduction for its Competitive Loans) times (y) the outstanding aggregate principal amount of all Committed Loans obligated to be made by all Banks in connection with such Committed Borrowing.

              Within the foregoing limits, the Borrower may borrow, repay, prepay, and reborrow hereunder, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.

          8. Competitive Bid Procedure. Section 2.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

              (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to each Competitive Bid

          Request. Each Competitive Bid by a Bank must be received by the Auction Administration Agent via telex or telecopier, substantially in the form of Exhibit C hereto, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and
          (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit C may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Borrower, and the Auction Administration Agent shall notify the Bank that submitted the non-conforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $3,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan the Bank is willing to make to the Borrower, (y) specify the Competitive Bid Rate(s) at which the Bank is prepared to make the Competitive Loan, and (z) confirm the Interest Period with respect thereto specified by the Borrower in its Competitive Bid Request. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Auction Administration Agent via telex or telecopier (I) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and
          (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

          9. Facility Fee. Section 2.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

             2.5 Fees. The Borrower agrees to pay to each Bank, through the Agent, on each March 31, June 30, September 30, and December 31 and on the Termination Date, in immediately available funds, a facility fee (a "Facility Fee") calculated by multiplying the percentages set forth below in the contexts set forth below by the Commitment of such Bank, during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Termination Date):

            =================================================
              Borrower's Senior Unsecured
              Long-Term Debt as Rated by          Percentage
              Standard & Poors Corporation
            -------------------------------------------------
                   AA- or better                 .09 percent
            -------------------------------------------------
                     A or A+                     .11 percent
            -------------------------------------------------

                    BBB+ or A-                   .125 percent
            -------------------------------------------------
                      BBB                        .17 percent
            -------------------------------------------------
                  BBB- or below                  .21 percent
            =================================================

        All Facility Fees shall be computed by the Agent on the basis of the actual number of days elapsed in a year of 365 days, and shall be conclusive and binding for all purposes, absent manifest error. The Facility Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

          10. Notes. The first sentence of Section 2.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

               The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note, payable to the order of such Bank in a principal amount equal to the Total Commitment.

          11. Interest on Loans. Section 2.9(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (a) Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the LIBO Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.2(b) and (B) plus, in the case of each Committed Loan, the Margin. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBOR Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

          12. Financial Statements. Section 3.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

               3.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are not reflected therein. There have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials between such dates and the date hereof which could reasonably be expected to have a Material Adverse Effect. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities.

          13. Conditions Precedent - Each Loan. Section 4.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

               4.2 Each Loan. In addition, the Banks will not be obligated to fund any Loan unless at the time of such funding (a) the representations and warranties made in the Loan Papers (other than, after the initial Loan, those contained in the penultimate sentence of
          Section 3.4 and the first sentence of Section 3.18) are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement),
          (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding of such Loan is permitted by Law, and (d) if requested by the Agent or the Majority Banks, the Borrower shall have delivered to the Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan.

          14. Representation Default. Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

               6.8 Misrepresentation. Either Agent or any Bank discovers that any statement, representation, or warranty in the Loan Papers, other than, after the initial Loan, those contained in the penultimate sentence of Section 3.4 and the first sentence of Section 3.18, any Financial Statement of the Borrower, or any writing ever delivered to either Agent or any Bank pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

          15. Successors and Assigns; Participations; Assignments. Section 9.20 of the Credit Agreement is hereby amended in its entirety to make provision for "Designated Lenders" as follows:

               9.20 Successors and Assigns; Participations; Assignments.

               (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Papers to which it is a party without the express written consent of all Banks, and (ii) except as permitted under Section 2.20 and this Section 9.20, no Bank may transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

               (b) Subject to the provisions of this Section 9.20, any Bank (other than a Designated Lender) may sell to one or more Persons (each a "Participant") participating interests (in each case not less than $2,500,000 and in an integral multiple of $500,000) in its portion of the Obligation; provided that each Bank's Commitment must be at least 50 percent of its Commitment on the date of this Agreement at all times and the Agent and the Borrower shall have the right to approve any Participant which is not a financial institution. In the event of any such sale to a Participant, (i) such Bank shall remain a "Bank" under this Agreement and the Participant shall not constitute a "Bank" hereunder, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible for the performance thereof, (iv) such Bank shall remain the holder of its share of the Obligation for all purposes under this Agreement, and (v) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's Rights and obligations under the Loan Papers. Participants shall have no Rights under the Loan Papers, other than certain voting rights as provided below. Each Bank shall be entitled to obtain (on behalf of its Participants) the benefits of Section 2 with respect to all participations in its Loans outstanding from time to time. No Bank shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Papers, or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of Section 2 or a Bank grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Bank must include a voting mechanism in the relevant participation agreement whereby a majority of such Bank's portion of the Obligation (whether held by such Bank or participated) shall control the vote for all of such Bank's portion of the Obligation. Except in the case of the sale of a participating interest to a Bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

               (c) Subject to the provisions of this Section 9.20, any Bank may, with the prior written consent of the Agent and the Borrower (which will not be unreasonably withheld), sell to one or more financial institutions (each a "Purchaser") a proportionate part (in each case not less than $2,500,000 and in an integral multiple of $500,000) of its Rights and obligations under the Loan Papers pursuant to an assignment agreement between such Purchaser and such Bank; provided that each Bank's Commitment must be at least 50 percent of its Commitment on the date of this Agreement at all times. Upon (i) delivery of an executed copy of the assignment to the Borrower and the Agent and

          (ii) payment of a fee of $2500 from such Bank to the Agent, from and after the assignment's effective date (which shall be after the date of such delivery), such Purchaser shall for all purposes be a Bank hereunder and shall have all the Rights and obligations of a Bank hereunder to the same extent as if it were an original party hereto with commitments as set forth in the assignment agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon any transfer pursuant to this Section 9.20(c), Schedule 1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser and the Agent shall deliver to the Borrower and the Banks an amended Schedule 1 reflecting such changes. A Purchaser shall be subject to all the provisions in this Section 9.20 the same as if it were a Bank as of the date hereof. Notwithstanding anything herein to the contrary, no Designated Lender may make an assignment pursuant to the provisions of this Section 9.20(c), other than to the Bank which originally designated the Designated Lender.

               (d) Each Bank (other than a Designated Lender) may designate a Designated Lender to make Competitive Loans as a Bank purusant to this Agreement; provided, however, that (i) no such Bank shall be entitled to make more than one such designation, (ii) each such Bank making such designation shall retain the right to make Competitive Bid Loans as a Bank pursuant to this Agreement and (iii) each such designation shall be to a Designated Lender approved by the Borrower, the Agent and the Auction Administration Agent, and the parties to each such designation shall execute and deliver a Designation Agreement, for acceptance by the Borrower, the Agent and the Auction Administration Agent. Upon such execution, delivery, and acceptance, and the execution and delivery by the Borrower to the Designated Lender of a Competitive Note in the same principal amount as that previously delivered to the Bank making such designation, from and after the effective date specified in each Designated Agreement, the designee thereunder shall be a party hereto with the right to make Competitive Bid Loans as a Bank pursuant to this Agreement, and shall have the obligations related thereto. By executing and delivering a Designation Agreement, the Bank making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows:

                    (i) such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto;

                    (ii) such  Bank  makes no  representation  or  warranty  and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto;

                   (iii) such  designee  confirms that it has received a copy of this Agreement and each other Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement;

                    (iv) such designee will, independently and without reliance upon the Agent, the Auction Administration Agent, such designating Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Paper;

                    (v) such designee confirms that it is a Designated Lender;

                    (vi) such designee  appoints and authorizes (A) the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and (B) the Auction Administration Agent to take such actions as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Auction Administration Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and

                    (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and each other Loan Paper are required to be performed by it as a Bank.

               (e) If pursuant to Section 9.20(c)any interest in the Obligation is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Bank shall cause such Purchaser, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent, and the Borrower) that under applicable Laws and treaties no Taxes will be required to be withheld by the Agent, the Borrower, or the transferor Bank with respect to any payments to be made to such Purchaser in respect of the Obligation, (ii) to furnish to each of the transferor Bank, the Agent, and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Purchaser claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent, and the Borrower) to provide the transferor Bank, the Agent, and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Purchaser, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          16. Designation Agreement. A Designation Agreement in the form of Exhibit G hereto is hereby added as Exhibit G to the Credit Agreement.

          17. Conditions. This amendment shall not become effective until (a) all the parties named below shall have executed and delivered counterparts of this amendment to the Agent, and (b) the Agent shall have received all the agreements, documents, instruments, and other items listed on Annex A to this amendment.

          18. Representations. The Borrower represents and warrants to the Banks, the Agent, and the Auction Administration Agent that (a) all representations and warranties stated in Section 3 of the Credit Agreement are true and correct in all material respects the same as if restated verbatim in this amendment as of the date of this amendment, except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement, and (b) as of the date of this amendment, no Material Adverse Effect, Default, or Event of Default has occurred and is continuing.

          19. References. All references in the Loan Papers to the "Credit Agreement" shall refer to the Credit Agreement as amended by this amendment, and, because this amendment is a "Loan Paper" referred to in the Credit Agreement, the provisions relating to Loan Papers set forth in the Credit Agreement are incorporated in this amendment by reference, the same as if set forth in this amendment verbatim.

          20. Scope of Amendment. Except as specifically amended and modified in this amendment, (a) the Credit Agreement is unchanged and continues in full force and effect, and (b) the Borrower hereby confirms and ratifies the existence of and each and every term, condition, and covenant contained in the Credit Agreement, to the same extent and as though the same were set out in full in this amendment.

          21. Counterparts. This amendment has been executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

          22. Parties Bound. This amendment shall be binding upon and shall inure to the benefit of the Borrower, each Bank, the Agent, and Administrative Agent, and their respective successors and assigns subject to Section 9.20 of the Credit Agreement.

          23. ENTIRETY. THIS AMENDMENT AND THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

     SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            EXECUTED as of the date first stated above.


              CENTURY TELEPHONE ENTERPRISES, INC.,
              as the Borrower

              By: /s/ R. Stewart Ewing, Jr.
                  -------------------------------
              Name:   R. Stewart Ewing, Jr.
              Title: Senior Vice President and Chief Financial Officer


              NATIONSBANK OF TEXAS, N.A., as the Agent, the Auction Administration Agent, and a Bank

              By: /s/ Chad E. Green
                  -------------------------------
              Name:  Chad E. Green
              Title: Vice President


              TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as a Bank

              By: /s/ Scot Brunke
                  -------------------------------
              Name: Scot Brunke
              Title: Senior Vice President


              THE BANK OF NOVA SCOTIA, as a Bank

              By: /s/ F.C.H. Ashby
                  -------------------------------
              Name: F.C.H. Ashby
              Title: Senior Assistant Agent



              TRUST COMPANY BANK, as a Bank

              By: /s/ Brian M. Davis
                  -------------------------------
              Name: Brian M. Davis
              Title: Corporate Banking Officer

              By: /s/ Ruth E. Whitner
                  -------------------------------
              Name: Ruth E. Whitner
              Title: AVP


              REGIONS BANK OF LOUISIANA, as a Bank

              By: /s/ Nathan G. Smith
                  -------------------------------
              Name: Nathan G. Smith
              Title: Vice President

                              ANNEX A
                              -------
                            CONDITIONS
                            ----------
        Unless otherwise specified, all documents are dated as of the date of this amendment



        1. FOURTH AMENDMENT TO COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the "Amendment") among Century Telephone Enterprises, Inc. (the "Borrower"), the banks named therein (the "Banks"), and NationsBank of Texas, N.A., as agent for the Banks and as auction administration agent.

                    Annex A     Conditions
                    Exhibit D-1 Competitive Note
                    Exhibit D-2 Committed Note

        2. COMPETITIVE NOTES executed by the Borrower, payable to the following Banks in the face amount of $75,000,000

                    NationsBank of Texas, N.A.
                    Texas Commerce Bank National Association
                    The Bank of Nova Scotia
                    Trust Company Bank
                    Regions Bank of Louisiana

        3. COMMITTED NOTES executed by the Borrower, payable to the following Banks in the following face amounts:

              =========================================
              Bank                            Amount
              =========================================
              NationsBank of Texas, N.A.    $31,000,000
              -----------------------------------------
              Texas Commerce Bank           $14,000,000
              National Association
              -----------------------------------------
              The Bank of Nova Scotia       $10,000,000
              -----------------------------------------
              Trust Company Bank            $10,000,000
              -----------------------------------------
              Regions Bank of Louisiana     $10,000,000
              =========================================

        4. A CERTIFICATE from the president, secretary, chief financial officer, or treasurer of the Borrower certifying as to (a) the due incumbency of its officers authorized to execute or attest to the Loan Papers, (b) any changes to the corporate charter or Bylaws previously provided to Agent, and
            (c) resolutions duly adopted by its directors approving and authorizing this amendment and execution of the Loan Papers to which will be attached:

            Exhibit A   Changes to Charter, if any
            Exhibit B   Changes to Bylaws, if any
            Exhibit C   Resolutions

        5. Such other agreements, documents, instruments, and items as any Bank may request.

                                                                 Annex A
                                                                 -------

                          SCHEDULE 1

        Parties, Addresses, Committed Sums, and Wiring Information
        ----------------------------------------------------------

        Borrower
        --------
             All notice confirming amounts borrowed and the interest rate thereon, responses to Competitive Bid Requests, notices regarding amounts of any principal or interest payments due and any billings for Facility Fees should be directed to:

                             Century Telephone Enterprises, Inc.
                             P. O. Box 4065
                             Monroe, Louisiana 71211-4065
                             Attention:  Director of Treasury Services
                             FAX No.: 318-388-9602

             Other written communications:

                             Century Telephone Enterprises, Inc.
                             P. O. Box 4065
                             Monroe, Louisiana 71211-4065
                             Attention:  David G. Thiels, Treasurer
                             FAX No.: 318-388-9602

                             with a copy to:

                             Harvey P. Perry, Senior Vice President,
                             Secretary and General Counsel
                             Century Telephone Enterprises, Inc.
                             P. O. Box 4065
                             Monroe, Louisiana 71211-4065
                             FAX No.: 318-388-9562


        Agents
        ------
                             NationsBank of Texas, N.A.
                             NationsBank Plaza, 64th Floor
                             901 Main Street
                             Dallas, Texas 75202
                             Attention:  Communications Finance
                             FAX No.: 214/508-9390

        Copy to:             Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                             1201 Elm Street
                             Dallas, Texas  75270-2199
                             Attention:  Ira D. Einsohn
                             FAX No.:  214/745-5390

        Banks                            Commitment
        -----                            ----------

        NationsBank of Texas, N.A.       $31,000,000

        Domestic Lending Office
        -----------------------

        NationsBank Plaza, 64th Floor
        901 Main Street
        Dallas, Texas  75202
        Attention:Jay S. Tweed
        FAX No.:214/508-9390

        Eurodollar Lending Office
        -------------------------

        NationsBank Plaza, 64th Floor
        901 Main Street
        Dallas, Texas  75202
        Attention:Jay S. Tweed
        FAX No.:214/508-9390


        The Bank of Nova Scotia                 $10,000,000

             Domestic and Eurodollar Lending Office
             --------------------------------------

                    The Bank of Nova Scotia
                    Atlanta Agency 600
                    Peachtree Street, N.E., Suite 2700
                    Atlanta,Georgia  30308
                    Attention:F.C.H. Ashby
                    FAX No.: 404-888-8998

             with a copy to:

                    The Bank of Nova Scotia
                    Houston Representative Office
                    1100 Louisiana, Suite 3000
                    Houston, Texas 77002
                    Attention:Paul Gonin
                    FAX No.: 713-752-2425

        Texas Commerce Bank National             $14,000,000
        Association

        Domestic and Eurodollar Lending Office
        --------------------------------------

        Texas Commerce Bank National Association
        Texas Commerce Bank Tower, 3rd Floor
        2200 Ross Avenue
        Dallas, Texas 75201
        Attention:Kevin Kelty, Senior Vice President
        FAX No.:214-922-2990



        Trust Company Bank                       $10,000,000

        Trust Company Bank
        M/C 120-24th Floor
        25 Park Place, N.E.
        Atlanta, Georgia 30303
        Attention:Brian M. Davis, Corporate Banking Officer
        FAX No.:404/827-6270


        Regions Bank of Louisiana                $10,000,000

        Regions Bank of Louisiana
        1500 N. 18th Street
        Monroe, Louisiana 71201
        Attention:Nathan G. Smith, Vice President of Lending Division FAX No.:318/362-8864

                          Wiring Information
                          ------------------

        NATIONSBANK OF TEXAS, N.A.
        --------------------------

            Location of account:NationsBank of Texas, N.A.
                                (Dallas, Texas)
            ABA #:  111000025
            Attention:  Commercial Loans
                Account #0180019828
                (reference Century Telephone)


        THE BORROWER
        ------------

            Location of account:Regions Bank of Louisiana
                                (Monroe, Louisiana)
            ABA #:  111101050
            A/C#:   13-044-3
            Reference:  Century Telephone Enterprises, Inc.
            (Immediate advice to Treasury Department, 318-388-9613)


        THE BANK OF NOVA SCOTIA
        -----------------------

            Location of account:The Bank of Nova Scotia
                                New York Agency

            ABA #: 026002532, for further credit to Atlanta Agency, Account #0606634
            Reference:  Century Telephone Enterprises, Inc.


        TEXAS COMMERCE BANK NATIONAL ASSOCIATION
        ----------------------------------------
            Location of account:Texas Commerce Bank National
                                Association-Houston

            ABA #:  113000609
            Attention:  Commercial Loan Clearing Account 10965/5800
            Reference:  Century Telephone (TCB-Dallas)

        TRUST COMPANY BANK
        ------------------
            Location of account:Trust Company Bank
                                (Atlanta, Georgia)
            ABA #:  061000104
            Attention:Tammy Lamont
            Reference:Century Telephone Enterprises, Inc.


        REGIONS BANK OF LOUISIANA
        -------------------------
            Location of account:Regions Bank of Louisiana
                                1500 N. 18th Street
                                Monroe, Louisiana 71201
            ABA #:  062005690 - First Alabama Bank of Birmingham
            Attention:Regions Bank of Monroe
                      Nathan G. Smith, Vice President of Lending Division
            Reference:Century Telephone Enterprises, Inc.


                                                                 Schedule 1
                                                                 ----------

                           EXHIBIT D-1
                            -----------

                      FORM OF COMPETITIVE NOTE


        $75,000,000                                        ____________, 1995


             FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of (the "Bank") on or before the Termination Date the lesser of (i) Seventy-five Million Dollars ($75,000,000) and (ii) the aggregate amount of Competitive Loans made by the Bank to the Company and outstanding on the Termination Date.

            This note has been executed and delivered under, and is subject to the terms of, the Competitive Advance and Revolving Credit Facility Agreement dated as of February 7, 1992 (as amended, and as further renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent, and the Auction Administration Agent, and is one of the "Competitive Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.

            This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of the Company and the Bank and the validity, construction, enforcement, and interpretation hereof.

                       CENTURY TELEPHONE ENTERPRISES, INC.

                     By: ________________________________________
                     Name:  R. Stewart Ewing, Jr.
                     Title: Senior Vice President and Chief Financial Officer


                                                            Exhibit D-1
                                                            -----------

                            EXHIBIT D-2
                            -----------
                       FORM OF COMMITTED NOTE


       $_________                                         __________ , 1995


            FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of (the "Bank") on or before the Termination Date the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of Committed Loans made by the Bank to the Company and outstanding on the Termination Date.

            This note has been executed and delivered under, and is subject to the terms of, the Competitive Advance and Revolving Credit Facility Agreement dated as of February 7, 1992 (as amended, and as further renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent, and the Auction Administration Agent, and is one of the "Committed Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.

            This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of the Company and the Bank and the validity, construction, enforcement, and interpretation hereof.

                      CENTURY TELEPHONE ENTERPRISES, INC.

                      By: _______________________________________
                      Name:  R. Stewart Ewing, Jr.
                      Title: Senior Vice President and Chief Financial Officer


                                                             Exhibit D-2
                                                             -----------

                             EXHIBIT G
                             ---------
                   FORM OF DESIGNATION AGREEMENT



            Reference  is made to the Credit  Agreement  dated as of February 7,
        1992 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement" among CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the Banks, as defined therein (the "Banks"), NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent"), and as auction administration agent (in such capacity, the "Auction Administration Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            [NAME OF DESIGNOR] , (the "Designor") and [NAME OF DESIGNEE], (the "Designee") agree as follows:

            1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to have Competitive Loans pursuant to the Credit Agreement.

            2. The Designor makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Paper or any other instrument or document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Paper or any other instrument or document furnished pursuant thereto.

            3. The Designee (a) confirms that it has received a copy of each Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will, independently and without reliance upon any Agent, the Auction Administration Agent, the Designor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Paper; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and appoints and authorizes the Auction Administration Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Auction Administration Agent by the terms thereof, together with such power and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Paper are required to be performed by it as a Bank.

            4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent and Auction Administration Agent for acceptance. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent and Auction Administration Agent, unless otherwise specified on the signature page hereto.

            5. Upon such acceptance by the Agent and Auction Administration Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Loans as a Bank pursuant to the Credit Agreement and the rights and obligations of a Bank related thereto.

            6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

            7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

            IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, and the Borrower, intending to indicate his approval of the Designee, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

        Effective Date:[*]  _______________, 199__


                             [NAME OF DESIGNOR], as Designor
                             -------------------------------
                             By:____________________________
                             Name:
                             Title:

                             [NAME OF DESIGNEE], as Designee
                             -------------------------------
                             By:____________________________
                             Name:
                             Title:


                            Applicable Lending Office
                            (and address for notices):

                                    [ADDRESS]


                             CENTURY TELEPHONE ENTERPRISES, INC.,
                             as Borrower

                             By:__________________________
                             Name: R. Stewart Ewing, Jr.
                             Title: Senior Vice President and
                                    Chief Financial Officer


     ACCEPTED:

     NATIONSBANK OF TEXAS, N.A.,
     as Agent and Auction Administration Agent

     By:________________________
     Name:
     Title:

     **FOOTNOTES**

     [*]:This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.


                                                                       Exhibit G